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                                  Exhibit 10.2

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

       FIRST AMENDMENT (this "Amendment") made as of the 1ST day of May, 2000, to that certain Employment Agreement (the "Employment Agreement") dated June 17, 1999 between TBM Holdings, Inc. a Florida corporation with its principal offices in Westport, Connecticut (the "Company") and William Schwartz, an individual residing in Westport, Connecticut (the "Executive").

                                    RECITALS

       WHEREAS, Company and Executive are parties to the Employment Agreement.

       WHEREAS, Company and Executive now desire to amend the Employment Agreement as set forth herein.

       NOW, THEREFORE, in consideration of good and valuable consideration received and receipt of which is hereby acknowledged, the parties agree to amend the Employment Agreement as follows:

       1. Section 1.3 is amended by deleting the words "Chief Operating Officer" and substituting "Chief Executive Officer".

       2. Section 1.4(b)(ii) is amended by deleting the words "Chief Operating Officer" and substituting "Chief Executive Officer".

       3. Section 2.1 is amended by deleting the words "Two Hundred and Sixty Thousand Dollars ($260,000) and substituting "Two Hundred Thousand Dollars ($200,000).

       4. Section 2.2 is amended by deleting the Section in its entirety and substituting the following:

           (2.2) Payment of Base Salary. Executive shall receive his Base Salary in equal installments to be paid on at least a monthly basis less appropriate withholding for federal taxes and deductions, and in accordance with the policy of the Company as in effect from time to time for the payment of salary to senior executive personnel. Executive shall be eligible for any routine or customary annual increases to Base Salary in accordance with the policy of the Company for increases to the Base Salary of senior executive personnel as determined by and subject to the approval of the Board of Directors of the Company. Executive shall remain on the payroll of Consulting and Company shall reimburse Consulting for the amounts paid to Executive for Base Salary, any Incentive Compensation due Executive under Section 2.3, and the costs of Executive's benefits due under section 2.4.

       5. Section 2.3 is amended by deleting the Section in its entirety and substituting the following:

           (2.3) Incentive Compensation. (a) In addition to the payment to the Executive of the Base Salary and the other payments and benefits available to the Executive under this Agreement, the Company's Board of Directors shall determine on both a quarterly and annual basis whether the Executive is entitled to incentive compensation (the "Incentive Compensation") and the extent thereof. The quarterly Incentive Compensation amount shall be based on


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           Executive's achievement of specified criteria each quarter such criteria to be evaluated and scored in accordance with Attachment 1, attached hereto and incorporated herein. For purposes of illustration only, should the quarterly points achieved be 50, Executive shall be eligible for quarterly Incentive Compensation of $25,000 for that quarter.

           (b) The annual Incentive Compensation amount shall be based on Executive's contribution to the achievement of overall Company goals regarding revenue, net income and growth. The target annual bonus amount for Executive is $95,000, based on the achievement of 100% of goals to be set and evaluated by the Company's Board of Directors. The annual Incentive Compensation amount may be greater than or less than the target depending upon achievement of goals.

       6. The Employment Agreement, as hereby amended, is ratified and confirmed in each and every respect.

       IN WITNESS WHEREOF, this First Amendment to the Employment Agreement is made effective as of the date first written above.


                                       TBM HOLDINGS, INC.



                                       By: /s/ Anand Sharma
                                          ----------------------------------
                                          Its: Chairman


                                       /s/ William Schwartz
                                       -------------------------------------
                                       William Schwartz


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